EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivCard Corp.

Fremont, CA

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-103247) of ActivCard Corp. of our report dated November 23, 2004, relating to the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K.

BDO Seidman, LLP

San Francisco, CA

December 13, 2004